UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2015

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 23, 2015, Rennova Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the several underwriters identified therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) consisting of 645,161 Class A Units (the “Firm Class A Units”), with each Firm Class A Unit consisting of one share of the Company's common stock, par value $0.01 per share (the “Common Stock”), and one immediately exercisable five-year warrant (the “Warrants”) to purchase one share of Common Stock with an exercise price of $1.9375 per share, and 9,000 Class B Units (the “Firm Class B Units”), with each Firm Class B Unit consisting of one share of the Company's Series C Convertible Preferred Stock (“Series C Preferred Stock”) with a stated value of $1,000 and convertible into shares of the Company’s Common Stock at $1.55 per share and Warrants to purchase 645.1613 shares of Common Stock, with an exercise price of $1.9375 per share (each, a “Firm Security” and, collectively, the “Firm Securities”). The Firm Class A Units were priced at $1.55. The Firm Class B Units were priced at $1,000. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Option”) to purchase up to $1,499,999.93 of additional securities (the “Option Securities”) at the public offering price less underwriting discounts and commissions to cover over-allotments.

The Underwriters agreed to purchase the Firm Class A Units and Firm Class B Units from the Company with the option to purchase the Option Securities, pursuant to the Underwriting Agreement, at a purchase price of $1.4415 per Firm Class A Unit and $930.00 per Firm Class B Unit. The Firm Securities were offered, issued and sold under a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective registration statement filed with the SEC on Form S-1 (Registration No. 333-208157) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Warrants were issued pursuant to a Warrant Agency Agreement, dated as of December 30, 2015 (the “Warrant Agreement”), between the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Warrant Agent. The Warrant Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 10,350 shares of Series C Convertible Preferred Stock. The following summary of certain terms and provisions of the Company's Series C Preferred is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Company's certificate of designation of preferences, rights and limitations of Series C Preferred.

General. The Company's board of directors has designated up to 10,350 shares of the 5,000,000 authorized shares of preferred stock as Series C Preferred Stock. When issued, the shares of Series C Preferred Stock will be validly issued, fully paid and non-assessable.

Rank. The Series C Convertible Preferred Stock will rank on parity to the Company's common stock.

Conversion. Each share of the Series C Preferred is convertible into shares of the Company's common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time at the option of the holder at a conversion price equal to the stated value of the Series C Preferred of $1,000 divided by 1.55. Holders of Series C Preferred will be prohibited from converting Series C Preferred into shares of the Company's common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company's common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. Certain issuances of the Company's common stock for a consideration per share ("New Issuance Price") less than the conversion price of the Series C Preferred will reduce the conversion price of the Series C Preferred to the New Issuance Price.

Liquidation Preference. In the event of the Company's liquidation, dissolution or winding-up, holders of Series C Preferred will be entitled to receive an amount equal to $1,000 per share before any distribution shall be made to the holders of any junior securities, and then will be entitled to receive the same amount that a holder of common stock would receive if the Series C Preferred were fully converted into shares of the Company's common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

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Voting Rights. Shares of Series C Preferred will generally have no voting rights, except as required by law and except that the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred is required to, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred, (b) amend the Company's certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (c) increase the number of authorized shares of Series C Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. Shares of Series C Preferred will not be entitled to receive any dividends, unless and until specifically declared by the Company's board of directors. The holders of the Series C Preferred will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption. The Company is not obligated to redeem or repurchase any shares of Series C Preferred. Shares of Series C Preferred are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. The Company does not plan on making an application to list the Series C Preferred on The Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system.

The foregoing description of the Series C Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificates of Designation for the Series C Convertible Preferred Stock, a copy of which is filed as Exhibit 3.1, and is hereby incorporated into this report by reference.

Item 7.01.  Regulation FD Disclosure.

On December 23, 2015, the Company issued a press release announcing that it had priced the Offering. On December 30, 2015, the Company issued a press release announcing that it had closed the Offering. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated by reference into this Item 7.01.

Item 8.01.  Other Events.

On December 30, 2015, the Company closed the Offering, at a purchase price of $1.4415 per Firm Class A Unit and $930.00 per Firm Class B Unit for net proceeds of approximately $8.5 million or approximately $10.0 million if the Underwriters exercise their over-allotment option in full after deducting the underwriting discount and estimated offering expenses payable by the Company. The shares of Common Stock and the Warrants are listed on The NASDAQ Capital Market. No assurance can be given that a trading market will develop.

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Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Aegis Capital Corp., as representative of the several underwriters, and Rennova Health, Inc.
3.1	Certificate of Designation for Series C Convertible Preferred Stock.
4.1	Warrant Agency Agreement, dated as of December 30, 2015, between Rennova Health, Inc. and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.
99.1	Press Release dated December 23, 2015
99.2	Press Release dated December 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2015	RENNOVA HEALTH, INC.

/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Aegis Capital Corp., as representative of the several underwriters, and Rennova Health, Inc.
3.1	Certificate of Designation for Series C Convertible Preferred Stock.
4.1	Warrant Agency Agreement, dated as of December 30, 2015, between Rennova Health, Inc. and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.
99.1	Press Release dated December 23, 2015
99.2	Press Release dated December 30, 2015

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